Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 29, 2010, relating to the financial statements and financial highlights of the following ninety nine funds included in the ProShares Trust which appear in the May 31, 2010 Annual Report to Shareholders

Ultra QQQ	Ultra MSCI Emerging Markets	Short Basic Materials

Ultra Dow30	Ultra MSCI Europe	Short Financials

Ultra S&P500	Ultra MSCI Pacific ex-Japan	Short KBW Regional Banking

Ultra Russell3000	Ultra MSCI Brazil	Short Oil & Gas

Ultra MidCap400	Ultra FTSE/Xinhua China 25	Short Real Estate

Ultra SmallCap600	Ultra MSCI Japan	UltraShort Basic Materials

Ultra Russell2000	Ultra MSCI Mexico Investable Market	UltraShort Consumer Goods

UltraPro QQQ	Ultra 7-10 Year Treasury	UltraShort Consumer Services

UltraPro Dow30	Ultra 20+ Year Treasury	UltraShort Financials

UltraPro S&P500	Short QQQ	UltraShort Health Care

UltraPro MidCap400	Short Dow30	UltraShort Industrials

UltraPro Russell2000	Short S&P500	UltraShort Nasdaq Biotechnology

Ultra Russell1000 Value	Short MidCap400	UltraShort Oil & Gas

Ultra Russell1000 Growth	Short SmallCap600	UltraShort Real Estate

Ultra Russell MidCap Value	Short Russell2000	UltraShort Semiconductors

Ultra Russell MidCap Growth	UltraShort QQQ	UltraShort Technology

Ultra Russell2000 Value	UltraShort Dow30	UltraShort Telecommunications

Ultra Russell2000 Growth	UltraShort S&P500	UltraShort Utilities

Ultra Basic Materials	UltraShort Russell3000	Short MSCI EAFE

Ultra Consumer Goods	UltraShort MidCap400	Short MSCI Emerging Markets

Ultra Consumer Services	UltraShort SmallCap600	Short FTSE/Xinhua China 25

Ultra Financials	UltraShort Russell2000	UltraShort MSCI EAFE

Ultra Health Care	UltraPro Short QQQ	UltraShort MSCI Emerging Markets

Ultra Industrials	UltraPro Short Dow30	UltraShort MSCI Europe

Ultra KBW Regional Banking	UltraPro Short S&P500	UltraShort MSCI Pacific ex-Japan

Ultra Nasdaq Biotechnology	UltraPro Short MidCap400	UltraShort MSCI Brazil

Ultra Oil & Gas	UltraPro Short Russell2000	UltraShort FTSE/Xinhua China 25

Ultra Real Estate	UltraShort Russell1000 Value	UltraShort MSCI Japan

Ultra Semiconductors	UltraShort Russell1000 Growth	UltraShort MSCI Mexico Investable Market

Ultra Technology	UltraShort Russell MidCap Value	Short 20+ Year Treasury

Ultra Telecommunications	UltraShort Russell MidCap Growth	UltraShort 7-10 Year Treasury

Ultra Utilities	UltraShort Russell2000 Value	UltraShort 20+ Year Treasury

Ultra MSCI EAFE	UltraShort Russell2000 Growth	Credit Suisse 130/30

which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Columbus, Ohio

September 28, 2010